Exhibit 10(e)

Description of Terms of Relocation for John Thuestad

(Effective June 15, 2011)

Alcoa Inc. will provide reasonable expenses, plus any applicable tax gross up payments, to relocate Mr. Thuestad and his family to Norway, provided the relocation occurs by December 31, 2012.